UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                February 17, 2009
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390

(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                          None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 17, 2009, La-Z-Boy Incorporated appointed Janet E. Kerr to the Board of Directors, with a term expiring at the annual meeting of shareholders in 2009.  The Board has appointed Kerr to serve as a member of the Nominating and Governance committee.  Kerr will receive cash compensation for her board service of $8,750 per quarter and meeting fees of $1,500 per meeting.  The Board granted Kerr an award, under the Company’s Deferred Stock Unit Plan for Non-employee directors, of 5,000 restricted stock units effective February 27, 2009.  A press release announcing Kerr’s appointment is included in this current report as Exhibit 99.1.

The information in Item 5.02 of this report and the related exhibit (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

    (d)        The following exhibits are filed or furnished as part of this report:

Description
————————————————————————————
99.1	Press Release Dated February 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
——————————————
(Registrant)

Date: February 19, 2009

BY: /S/ Margaret L. Mueller
——————————————
Margaret L. Mueller
Corporate Controller